November 17, 2010

PDC Energy Announces Preliminary 2011 Capital and Production Guidance; Focus on Oil and Liquid Rich Drilling

DENVER, CO, November 17, 2010: PDC Energy (“PDC” or the “Company”) (NASDAQ:PETD) today announced the Company’s preliminary 2011 capital plan, which is estimated to be between $260 and $300 million, subject to board approval.  The plan includes $205 to $240 million for development drilling, including accelerated horizontal drilling in the Niobrara oil trend of the Wattenberg Field and in the Wolfberry oil trend in the Permian Basin.  PDC also intends to use $36 million for purchasing three 2005 partnerships announced today, with the remainder being used for exploration, leasing and miscellaneous capital needs.  PDC expects to finalize the 2011 capital budget and seek approval from its Board of Directors prior to year-end 2010.

PDC anticipates directing approximately 75 to 85 percent of its development capital towards oil based projects, including commencing its horizontal Niobrara program, accelerating development of its Wolfberry oil assets and continuing its vertical drilling and refrac / recompletion program in the Wattenberg field.  PDC expects that this capital plan will increase its production by 20 to 25 percent next year over 2010 production, with oil and natural gas liquids production comprising 30 to 35 percent of total production.

PDC can provide no assurance that actual results will be in accordance with its preliminary 2011 capital plan or its expectations with respect to production. Several factors affect production and PDC’s ability to execute its preliminary 2011 capital plan, including, but not limited to, those described below under “Note Regarding Forward Looking Statements.” Furthermore, the capital plan is preliminary and is subject to change and the approval of PDC’s Board of Directors. If PDC does not obtain such approval, it could have an adverse affect on the Company’s production expectations.

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects.  All statements other than statements of historical facts included in and incorporated by reference into this report are forward-looking statements.  Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and our management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand and commodity prices for natural gas and oil;
•	changes in estimates of proved reserves;
•	declines in the values of our natural gas and oil properties resulting in impairments;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	the availability and cost of capital to us, including the availability of funding for the consideration payable by us to consummate the prospective mergers of the four 2004 partnerships;
•	the timing and closing, if consummated, of the mergers of the four 2004 partnerships;
•	the approval of PDC’s preliminary 2011 capital plan by its Board of Directors and its ability to execute its preliminary 2011 capital plan in accordance with its expectations;
•	reductions in the borrowing base under our credit facility;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States;
•	changes in environmental laws and the regulations and enforcement related to those laws;
•	the identification of and severity of environmental events and governmental responses to the events;
•	the effect of natural gas and oil derivative activities;
•	conditions in the capital markets; and
•	losses possible from pending or future litigation.

Further, we urge you to carefully review and consider the cautionary statements made in this press release, along with the risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 4, 2010, as amended August 31, 2010 ("2009 Form 10-K"), and our other filings with the SEC and public disclosures.  We caution you not to place undue reliance on forward-looking statements, which speak only as of the date made.  Other than as required under the securities laws, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events.

Contact:                 Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com

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The Company has filed a registration statement including a prospectus and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by calling Wells Fargo Securities at 800-326-5897 or BofA Merrill Lynch at 866-500-5408